EXHIBIT 99.1

Alta Mesa Announces Minor Impact From Hurricane Isaac, Adjusts Guidance for Third Quarter

HOUSTON, Sept. 17, 2012 (GLOBE NEWSWIRE) -- Alta Mesa Holdings, L.P. today provided an update regarding the impact of Hurricane Isaac on the company's oil and gas production in southeast Louisiana. The company has performed complete onsite inspections of all of its facilities in southeast Louisiana, including the Biloxi Marshland area, Weeks Island and Ramos Field. The production facilities in the Biloxi Marshland area sustained the most damage from the storm. Production from these facilities was shut-in prior to the arrival of the storm and will remain so for the foreseeable future. Production from this area accounted for approximately 3% of the company's average daily production, or 3 MMcfe per day. Repairs to these facilities are now underway. Additionally, Alta Mesa shut-in the production of some of its other Southeast Louisiana properties for several days, in coordination with the actions of oil purchasers and gas pipelines, and experienced minor delays in the development of its Weeks Island field. All such additional shut-in production has been restored to pre-hurricane levels.

Alta Mesa does not forecast the potential impacts of weather disruptions when establishing production and other guidance. As a result of the impact of the storm, Alta Mesa is adjusting its previously announced production and EBITDAX guidance. The new adjusted production guidance for the third quarter of 2012 is a range between 94 and 100 MMcfe/d. EBITDAX for the third quarter of 2012 is expected to range between $44 and $48 million.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner. We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa's strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words "could", "should", "will", "play", "believe", "anticipate", "intend", "estimate", "expect", "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa's current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa's: business strategy; reserves; financial strategy, liquidity and capital required for our development program; realized oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; competition and government regulations; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing our properties; general economic conditions; credit markets; liquidity and access to capital; uncertainty regarding our future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, we disclaim duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

CONTACT: Lance L. Weaver
         (281) 943-5597
         lweaver@altamesa.net